Presentation regarding: Bird Acquisition Corporation’s Bird Acquisition Corporation’s Acquisition of Acxiom Corporation Acquisition of Acxiom Corporation May 16, 2007 Exhibit (c)(6)

The historical financial information contained in this presentation has been obtained from Acxiom Corporation (“Acxiom”) management but has not been independently verified. The projections contained in this presentation regarding the future financial performance of Acxiom have been provided by Acxiom and represent the best judgment of the management of Acxiom as to the Company’s likely future performance.
Stephens Inc. has relied upon the accuracy of such historical financial information and projected financial results in preparing this presentation. Any inaccuracies in such historical financial information or projected financial results may change the conclusions expressed in this presentation. Stephens Inc. assumes no responsibility for any such inaccuracies in the historical financial information or projected financial results used in this presentation. This presentation has been prepared as of May 16,
2007 and reflects only information made available to us prior to such date. It does not include information regarding all of the assessments made by Stephens Inc. in arriving at its conclusions. This presentation has been prepared solely for the use of the Board of Directors and the Special Committee of the Board of Directors of Acxiom. It is
confidential and may not be disclosed or provided to any third parties without the written permission of Stephens Inc.
Disclaimer

3 Table of Contents I. Overview of ValueAct Capital and Silver Lake Partners Offer II. Acxiom Historical & Projected Financial Overview III. Share Price Considerations IV. Valuation Analysis

Fairness Opinion Overview
In connection with rendering an opinion to the Special Committee and the Acxiom Board of Directors,
Stephens has:
Analyzed certain publicly available financial statements and reports regarding the Company;
Analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company prepared by management of the Company;
Reviewed the reported prices and trading activity for the Common Stock;
Compared the financial performance of the Company and the prices and trading activity of the
Common Stock with that of certain other comparable publicly-traded companies and their securities;
Reviewed the financial terms, to the extent publicly available, of certain comparable transactions;
Reviewed the merger agreement and related documents;
Discussed with management of the Company the operations of, and future business prospects for, the Company;
Assisted in the deliberations of the Special Committee regarding the material terms of the
Transaction and its negotiations with ValueAct and Silver Lake;
Advised and counseled the Special Committee (and at the request of the Special Committee, the
Board of Directors) respecting the Transaction;
Performed such other analyses and provided such other services as we have deemed necessary or appropriate.

I. Overview of ValueAct Capital and Silver Lake Partners Offer * * * *

Acxiom shareholder approval
Customary regulatory approvals
No Material Adverse Change
ValueAct Voting Agreement
Approvals &
Conditions
ValueAct and Silver Lake have agreed to fund 100% of equity financing
Financing commitment from UBS includes:
–
$1,725 million 7-year First Lien Term Loan priced at LIBOR + 225bps
• 1.0% annual principal amortization
–
$100 million 6-year Senior Secured First Lien revolving credit facility priced at LIBOR
+ 225bps (undrawn at close)
–
$425 million Senior Secured Second Lien Term Loan facility priced at LIBOR +
550bps with a PIK interest option
Financing
The transaction would represent:
-
A fully-diluted equity value of $2.2 billion and an enterprise value of $2.9 billion
-
A premium of 14.1% and 20.6% over the most recent and 30 day average closing share prices, respectively
-
7.4x Fiscal 2007 EBITDA, 14.4x Fiscal 2007 Adjusted EBITDA and 28.7x Fiscal 2007
EPS
Valuation
ValueAct Capital (“ValueAct”) and Silver Lake Partners (“Silver Lake”) have proposed to acquire 100% of the issued and outstanding common shares (not presently owned by ValueAct and Silver Lake) of Acxiom for $27.10 per share in an all cash merger transaction
Transaction
Summary of Key Transaction Terms of the Merger Agreement

After the Go-Shop period (60 days), Acxiom and its advisors may no longer solicit offers but may respond to unsolicited offers
Requirement to notify ValueAct and Silver Lake upon receipt of unsolicited offer
Termination fee 3% of equity value of the transaction
No-Shop
Acxiom and its advisors may solicit offers from potential financial or strategic buyers during a period of 60 days (“Go-Shop Period”) following the signing date of the Merger Agreement
-
Solicit interest from any potential buyer for 60 days
-
If the Board receives an acquisition offer it deems to be superior within this period,
ValueAct and Silver Lake have the right to be notified 3 days prior to termination of the Merger Agreement and will receive the name of the buyer and terms of the offer received
-
Termination fee 1% of equity value of the transaction
Go-Shop
May 16, 2007 Signing
Q3 2007 Expected
Closing
Summary of Key Transaction Terms of the Merger Agreement – continued

Summary of ValueAct and Silver Lake Offer
Note: Projected results based on Acxiom Management Base Case forecast as presented to BOD.
(a) EBITDA less Capital Lease Principal and Interest Payments less Purchased Software Licenses less Capitalization of Deferred Expenses.
(b)
Defined as Cash Flow from Operations less Cash Flow from Investing Activities (excludes acquisition expenditures and includes additions to capital leases).
(Dollars in Millions, Except per Share)
Offer
Price
Price Per Share (5/15/07) 23.76 $        27.10 $
Implied Premium:
Current 23.76 $        14.1%
30-Day Average 22.48 20.6%
90-Day Average 22.58 20.0%
180-Day Average 23.76 14.0%
52-Week High 25.86 4.8%
Fully Diluted Shares Outstanding (Treasury Method) 80.5 81.5
Market Capitalization 1,913.8 $     2,208.8 $
Plus: Debt (3/31/07) 755.8 755.8
Less: Cash (3/31/07) (37.8) (37.8)
Enterprise Value 2,631.8 $     2,926.9 $
Valuation Multiples
Revenue:
3/31/07 1,395.8 $     2.1x
3/31/08 1,465.4 2.0
EBITDA:
3/31/07 394.6 $        7.4x
3/31/08 391.5 7.5
Adjusted EBITDA (a):
3/31/07 203.0 $        14.4x
3/31/08 224.1 13.1
EBIT:
3/31/07 167.3 $        17.5x
3/31/08 189.0 15.5
EPS:
3/31/07 0.95 $           28.7x
3/31/08 1.02 26.6
Free Cash Flow (b)
:
3/31/07 52.7 $           41.9x
3/31/08 92.2 24.0
Book Value Per Share:
3/31/07 6.16 $           4.4x
3/31/08 7.91 3.4
Current

II. Acxiom Historical & Projected Financial Overview * * * * * * *

Historical Financial Summary
Historically Acxiom has grown through a combination of leading product development focus, market share gains and acquisition of companies with complimentary product suites
Acquisitions (calendar year):
-
2003 (Claritas Europe)
-
2004 (ChinaLOOP, Consodata)
(Dollars in Millions, Except per Share)
(a) EBITDA less Capital Lease Principal and Interest Payments less Purchased Software Licenses less Capitalization of Deferred Expenses.
-
2005 (InsightAmerica, Digital Impact, SmartDM)
-
2007 (Equitec, Harbringer and Kefta)
For the Historical Fiscal Year Ended March 31, CAGR
2003 2004 2005 2006 2007 '03-'07
Revenue 958.2 $            1,010.8 $         1,223.0 $         1,332.6 $         1,395.8 $         9.9%
Growth 10.6% 5.5% 21.0% 9.0% 4.7%
Organic Growth 10.6% 3.1% 9.4% 4.9% 3.7%
EBITDA 239.7 $            254.5 $            316.3 $            371.7 $            394.6 $            13.3%
Margin 25.0% 25.2% 25.9% 27.9% 28.3%
Adjusted EBITDA (a)
189.2 $            168.1 $            164.9 $            176.8 $            203.0 $            1.8%
Margin 19.7% 16.6% 13.5% 13.3% 14.5%
EBIT 84.8 $               104.2 $            121.2 $            140.6 $            167.3 $            18.5%
Margin 8.8% 10.3% 9.9% 10.6% 12.0%
Net Income 46.1 $               60.8 $               69.0 $               70.0 $               79.7 $               14.7%
Margin 4.8% 6.0% 5.6% 5.3% 5.7%
EPS 0.50 $               0.63 $               0.74 $               0.77 $               0.95 $               17.3%
Growth N/M 25.1% 17.7% 5.3% 22.0%

Based on model provided by management to Acxiom Board of Directors
The financial model incorporates the following events
–
Acquisition of Harbinger and Kefta
–
Reduction in capital expenditures to reflect projected run-rate
Acxiom Projected Financial Summary – Management Base Case
(Dollars in Millions, Except per Share)
(a) EBITDA less Capital Lease Principal and Interest Payments less Purchased Software Licenses less Capitalization of Deferred Expenses.
FYE For the Projected Fiscal Year Ending March 31, CAGR
2007 2008 2009 2010 2011 '07-'11
Revenue 1,395.8 $          1,465.4 $          1,561.9 $          1,700.2 $          1,853.0 $          7.3%
Growth 4.7% 5.0% 6.6% 8.9% 9.0%
EBITDA 394.6 $             391.5 $             410.7 $             442.6 $             491.5 $             5.6%
Margin 28.3% 26.7% 26.3% 26.0% 26.5%
Adjusted EBITDA
(a)
203.0 $             224.1 $             269.3 $             304.7 $             359.9 $             15.4%
Margin 14.5% 15.3% 17.2% 17.9% 19.4%
EBIT 167.3 $             189.0 $             221.1 $             267.7 $             320.3 $             17.6%
Margin 12.0% 12.9% 14.2% 15.7% 17.3%
Net Income 80.1 $                82.7 $                111.1 $             146.8 $             185.6 $             23.4%
Margin 5.7% 5.6% 7.1% 8.6% 10.0%
Earnings Per Share 0.95 $                1.02 $                1.36 $                1.78 $                2.24 $                24.0%
Growth 22.0% 7.7% 33.4% 31.2% 25.5%

Management has presented several cost savings opportunities to be achieved over the projected period
Management has imputed a 50% realization of Project COPERNICUS to account for execution risks
Acxiom Additional Cost Savings
(Dollars in Millions)
For the Projected Fiscal Year Ending March 31,
2008 2009 2010 2011 2012 2013
Labor Arbitrage / Efficiency Re-Engineering 3.1 $           11.7 $         21.1 $         28.4 $         50.9 $         91.1 $
Discount to Projections
(50%)
(1.5) (5.9) (10.5) (14.2) (25.4) (45.6)
Net Labor Arbitrage / Efficiency Re-Engineering 1.5 5.9 10.5 14.2 25.4 45.6
Labor Arbitrage / Efficiency Re-Engineering Transition Impact (15.0) - - - - -
Facilities Savings 0.9 5.0 6.4 7.4 7.4 7.4
New Facility Cost (50% of Facility Savings) (0.5) (2.5) (3.2) (3.7) (3.7) (3.7)
Total Cost Savings (13.0) $        8.4 $           13.7 $         17.9 $         29.1 $         49.2 $

Assumes Acxiom additional cost savings initiatives are additive to the Management Base
Case
Acxiom Projected Financial Summary – Management Upside Plan
(Dollars in Millions, Except per Share)
(a) EBITDA less Capital Lease Principal and Interest Payments less Purchased Software Licenses less Capitalization of Deferred Expenses.
FYE For the Projected Fiscal Year Ending March 31, CAGR
2007 2008 2009 2010 2011 '07-'11
Revenue 1,395.8 $          1,465.4 $          1,561.9 $          1,700.2 $          1,853.0 $          7.3%
Growth 4.7% 5.0% 6.6% 8.9% 9.0%
EBITDA 394.6 $             378.5 $             419.1 $             456.3 $             509.4 $             6.6%
Margin 28.3% 25.8% 26.8% 26.8% 27.5%
Adjusted EBITDA
(a)
203.0 $             211.1 $             277.7 $             318.4 $             377.8 $             16.8%
Margin 14.5% 14.4% 17.8% 18.7% 20.4%
EBIT 167.3 $             176.0 $             229.4 $             281.4 $             338.2 $             19.2%
Margin 12.0% 12.0% 14.7% 16.6% 18.2%
Net Income 80.1 $                74.8 $                116.2 $             155.2 $             196.5 $             25.2%
Margin 5.7% 5.1% 7.4% 9.1% 10.6%
Earnings Per Share 0.95 $                0.92 $                1.42 $                1.88 $                2.37 $                25.8%
Growth 22.0% -2.7% 54.3% 32.6% 25.7%

III. Share Price Considerations * * * * * * *

Share Price
Volume in Thousands

Stephens Inc.
Investment Bankers

LTM Acxiom Share Price Performance
5/17/06:
Announced Jeffrey W. Ubben will join the Company’s Board
of Directors.
E
8/7/06:
Announced the final results of the Company’s Dutch Auction
Self Tender in which 11.1 million shares of common stock
were purchased at a price of $25.00 per share.
F
9/18/06:
G
H
10/25/06: Announced revenue of $348.3 million and EPS of $0.25 for the Q2 2007 vs. consensus EPS of $0.23.
10/31/06: Announced the opening of new data center in greater
Toronto area.
A
Announced revenue of $1.3 billion and EPS of $0.74 for the
FYE 2006 vs. consensus EPS of $0.75
C
9/22/06: Announced the election of R. Halsey Wise, President and
CEO of Intergraph Corporation, to the Company’s Board of
Directors.
I
1/5/07: Announced the acquisition of retail business solutions provider, Equitec. The Company expects the transaction to
be accretive in 2008.
J
1/24/07: Announced revenue of $352.8 million and EPS of $0.31 for the Q3 2007 vs. consensus EPS of $0.32.
K
2/6/07: Announced resignation of Frank Cotroneo as Company’s
CFO and the appointment of Rodger Kline as interim CFO.
5/15/06 6/23/06 8/4/06 9/13/06 10/24/06 12/1/06 1/12/07 2/22/07 4/4/07 5/15/07
$20.00
$22.00
$24.00
$26.00
$28.00
0
1,000
2,000
3,000
4,000
5,000
6,000
B
C
D
E
F
G
H
I
J
K
L
M
A
Announced revenue of $336.7 million and EPS of $0.20 for
the Q1 2007 vs. consensus EPS of $0.17.
7/26/06:
B
Announced adjustments to the Company’s Road Map
earnings target as a result of an increase in options
exercised, non-financial advisory fees related to the proxy
contest, share repurchase through DAST, an increase in
incremental interest expense, and a higher effective tax rate.
8/31/06:
D
(May 15, 2006 – May 15, 2007)
L
3/29/07: Announced the acquisition of Harbinger Technologies Group, an international consulting and technology that specializes
serving homeland defense, national security and the
prevention of international terrorism.
M
4/3/07: Announced the acquisition of Kefta, a leader in real-time, dynamic personalization solutions for the Internet.
52-Week High (9/13/06) 25.86 $
52-Week Low (3/5/07) 21.00
30-Day Average 22.48
90-Day Average 22.58

Share Price
Volume in Thousands

Stephens Inc.
Investment Bankers

5/15/02 12/3/02 6/24/03 1/13/04 8/3/04 2/22/05 9/13/05 4/4/06 10/24/06 5/15/07
$10.00
$12.00
$14.00
$16.00
$18.00
$20.00
$22.00
$24.00
$26.00
$28.00
0
5,000
10,000
15,000
20,000
25,000
30,000
Historical 5 Year Acxiom Performance
(May 15, 2002 – May 15, 2007)
5 Year High - $26.91
(12/31/04)
5 Year Low - $12.25
(10/30/02)

Acxiom – 5 Year Trading Histogram
# of Shares Traded
Price Days Average Total at or
Range Traded Volume Volume Below Range Distribution of Total Volume Traded
$26.51 - $27.00 7          393,526     2,754,683         100.0%
$26.01 - $26.50 55        504,437     27,744,056       99.7%
$25.01 - $26.00 89        510,077     45,396,862       96.5%
$24.01 - $25.00 137      671,965     92,059,250       91.3%
$12.00 - $24.00 971      727,487     706,390,193     80.8%
Total 1,259   694,476     874,345,044
Weighted Average Price 19.89 $
Current Price 5/15/07 23.76 $
80.8%
10.5%
5.2%
3.2%
0.3%
0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0%
(May 15, 2002 – May 15, 2007)

Last Target Revenue EPS
Firm Recommendation Report Date Price 2007E 2008E 2007E 2008E
Credit Suisse Underperform 2/7/07    24.00 $     1,391.0 $ 1,434.8 $    0.96 $      1.11 $
Stephens Inc. Equal-Weight 1/25/07 28.00           1,397.6    1,505.2    0.96         1.18
William Blair & Company Market Perform 1/25/07 --- 1,392.7    1,459.3    0.96         1.05
Piper Jaffray Market Perform 1/25/07 23.00           1,392.5    1,446.6    0.97         1.13
Robert W. Baird & Co. Neutral 1/25/07 26.00           1,393.8    1,480.7    0.91         1.10
Lehman Brothers Overweight / Neutral 1/25/07 23.50           --- --- --- ---
ThinkEquity Partners Hold 1/25/07 21.00           1,393.8    1,465.8    0.94         1.00
Mean 24.25 $        1,393.6 $ 1,465.4 $ 0.95 $      1.10 $
Median 24.30           1,393.3    1,462.6    0.96         1.11
IBES 1,393.9 $ 1,470.3 $ 0.95 $      1.12 $
Acxiom Internal Estimates 1,395.8    1,453.7    0.95         1.02
Acxiom Equity Research Coverage
Commentary
Commentary
Estimates
Estimates
(Dollars in Millions, Except per Share)
“We believe the risk of near-term numbers is lower now that Acxiom has revised their Roadmap (as of Q3 report). That said we do not expect much upside to revenues in the near term given the macro environment (tough demand for traditional marketing services) and
Acxiom’s exposure to financial services and in particular major credit card providers.” – Brandon Dobell, Credit Suisse, 2/6/07.
“We continue to believe that Acxiom is positioned for solid, sustainable growth over the long term driven by: 1) increasing demand for data integration and targeted-marketing capabilities, 2) international expansion opportunities, 3) improving sales productivity as more consultative sales efforts mature, and 4) a broadening service offering including digital marketing and risk management solutions among others.” – Mark A. Bacurin, Robert W. Baird & Co., 1/25/07.

IV. Valuation Analysis * * * * * * *

Comparable Publicly-Traded Company Analysis
–
Reviewed trailing and forward trading multiples of Adjusted EBITDA, EBIT and Cash EPS of publicly-
traded information technology companies relative to growth, margins, returns, strategic/competitive position and financial condition
Comparable Transaction Analysis
–
Reviewed recent transactions involving similar companies to Acxiom and examined multiples paid relative to strategic/synergistic opportunities, operating performance of the target and transaction circumstances
Discounted Cash Flow Analysis
–
Management Base Case: Derived a current valuation by discounting the expected future annual cash flows generated by the Acxiom Management Base Case projection model including a terminal valuation. A range of terminal values was determined by applying exit multiples of 11.0x to 12.0x to projected March 31, 2011 Adjusted EBITDA
–
Adjusted Management Base Case: Derived a current valuation by discounting the expected future annual cash flows generated by an adjusted Management Base Case model (5%, 10% and 15%
discount applied to EBIT in FY08, FY09 and FY10-11, respectively) including a terminal valuation. A range of terminal values was determined by applying exit multiples of 11.0x to 12.0x to projected
March 31, 2011 Adjusted EBITDA (15% discount applied to Base Case)
–
Utilized Acxiom’s weighted average cost of capital (WACC) of approximately 11 -12%
Stephens also has examined other valuation metrics (book value, liquidation value, etc.)
Stephens based its valuation range on Acxiom’s historical financial performance, base case projections developed by Management and the following valuation methodologies:
Valuation Analysis

Implied Per Share Valuation Range
Based on financial projections developed by management for fiscal 2007 – 2011E (Management
Base Case)
Offer Price
$27.10
0
30-Day
Average
Price $22.48
Indicates Mgmt.
Upside Case
Adjusted EBITDA Multiple of:
11.0x - 12.5x
EBIT Multiple of:
12.0x - 14.0x
Cash PE Multiple of:
18.0x - 20.0x
Adjusted EBITDA Multiple of:
10.5x - 12.0x
EBIT Multiple of:
11.0x - 13.0x
Cash PE Multiple of:
16.0x - 19.0x
LTM 3/31/07 Adjusted EBITDA Multiple of:
11.5x - 13.0x
LTM 3/31/07 EBIT Multiple of:
15.0x - 18.0x
11.0% - 12.0% Discount with a Terminal Multiple
of 11.0x - 12.0x of Adjusted EBITDA
11.0% - 12.0% Discount with a Terminal Multiple
of 11.0x - 12.0x of Adjusted EBITDA
Fiscal Year Ended
3/31/07 Trading
Comparables
52 Week Trading Range
Acquisition
Comparables
DCF: Management
Base Case
DCF: Adjusted
Base Case
Fiscal Year Ending
3/31/08 Trading
Comparables
$19.38
$16.87
$18.14
$17.67
$17.06
$20.51
$22.77
$24.53
$23.89
$28.03 $22.45
$20.79
$28.11
$21.00
$23.47
$31.89
$28.95
$31.03
$20.59
$20.15
$20.26
$21.88
$25.86
$33.97
$10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00

Trading Comparables
(Dollars in Millions, Except per Share)
Note: Financial information per Wall Street research.
(a) Pro Forma TALX acquisition.
(b) Pro Forma Opinion Research acquisition.
(c) Acxiom’s 2007E – 2008E financial information is based on fiscal year 3/31/08 and 3/31/09, respectively. Projections provided by the Company.
Ticker Price Equity Enterprise Enterprise Value / EBITDA Enterprise Value / EBIT Price / Cash EPS Total Debt /
Company Name Symbol 5/15/07 Value Value LTM 2007E 2008E LTM 2007E 2008E LTM 2007E 2008E LTM EBITDA
Equifax Inc. (a)
EFX 41.32 $      6,114.4 $   6,964.8 $   616.4 $      662.2 $      741.1 $      471.0 $      555.5 $      595.5 $      2.23 $         2.24 $         2.60 $         1.4x
11.3x 10.5x 9.4x 14.8x 12.5x 11.7x 18.6x 18.5x 15.9x
33.3% 34.6% 34.9% 25.5% 29.0% 28.1%
The Dun & Bradstreet Corporation DNB 94.66          5,840.2      6,184.8      472.6 $      528.0 $      575.8 $      436.4 $      476.0 $      528.0 $      4.06 $         4.71 $         5.31 $         1.1x
13.1x 11.7x 10.7x 14.2x 13.0x 11.7x 23.3x 20.1x 17.8x
30.4% 32.4% 33.2% 28.0% 29.2% 30.4%
Alliance Data Systems Corporation ADS 62.80          5,097.4      6,350.3      541.3 $      614.8 $      661.1 $      404.3 $      453.0 $      493.8 $      3.39 $         3.60 $         4.05 $         2.9x
11.7x 10.3x 9.6x 15.7x 14.0x 12.9x 18.5x 17.4x 15.5x
26.1% 26.8% 26.4% 19.5% 19.8% 19.7%
ChoicePoint Inc. CPS 38.65          3,043.6      3,464.4      336.3 $      347.8 $      372.7 $      263.4 $      272.6 $      295.6 $      1.98 $         2.07 $         2.36 $         2.2x
10.3x 10.0x 9.3x 13.2x 12.7x 11.7x 19.5x 18.7x 16.3x
31.7% 30.9% 31.1% 24.8% 24.2% 24.7%
Fair Isaac Corporation FIC 35.03          2,028.9      2,226.0      259.3 $      235.3 $      261.6 $      207.9 $      182.9 $      218.5 $      2.61 $         2.33 $         2.57 $         2.3x
8.6x 9.5x 8.5x 10.7x 12.2x 10.2x 13.4x 15.1x 13.6x
31.5% 29.4% 31.3% 25.2% 22.9% 26.2%
Harte-Hanks, Inc. HHS 25.46          1,910.3      2,071.1      225.5 $      239.1 $      249.9 $      189.9 $      201.1 $      210.9 $      1.45 $         1.57 $         1.73 $         0.9x
9.2x 8.7x 8.3x 10.9x 10.3x 9.8x 17.5x 16.3x 14.7x
19.0% 19.0% 18.9% 16.0% 16.0% 15.9%
infoUSA Inc. (b)
IUSA 10.05          559.3          825.3          101.9 $      112.1 $      123.8 $      66.1 $         73.2 $         83.7 $         0.51 $         0.78 $         0.88 $         0.4x
8.1x 7.4x 6.7x 12.5x 11.3x 9.9x 19.6x 12.9x 11.4x
17.3% 17.8% 19.0% 11.2% 11.6% 12.8%
Summary of Market Multiples:
Maximum 13.1x 11.7x 10.7x 15.7x 14.0x 12.9x 23.3x 20.1x 17.8x 2.9x
Minimum 8.1  7.4  6.7  10.7  10.3  9.8  13.4  12.9  11.4  0.4
Mean 10.3x 9.7x 8.9x 13.1x 12.3x 11.1x 18.6x 17.0x 15.0x 1.6x
Median 10.3  10.0  9.3  13.2  12.5  11.7  18.6  17.4  15.5  1.4
Mean (Excluding Min and Max) 10.2  9.8  9.0  13.1  12.3  11.0  18.7  17.2  15.2  1.9
Margins:
Mean 27.0% 27.3% 27.8% 21.5% 21.8% 22.5%
Median 30.4% 29.4% 31.1% 24.8% 22.9% 24.7%
Acxiom (c)
ACXM 23.76 $      1,913.8 $   2,631.8 $   203.0 $      224.7 $      270.1 $      167.3 $      189.0 $      221.1 $      1.01 $         1.07 $         1.40 $         2.8x
13.0x 11.7x 9.7x 15.7x 13.9x 11.9x 23.6x 22.3x 17.0x
14.5% 15.3% 17.3% 12.0% 12.9% 14.2%

Acquisition Comparables
(Dollars in Millions)
Enterprise Value /
Closing Enterprise Equity LTM LTM
Date Acquiror Target Value Value EBITDA EBIT
Pending Google Inc DoubleClick Inc 3,100.0 $       --- 90.0 $            ---
34.4x N/A
Pending Cerberus Capital Management Affiliated Computer Services 8,410.5 6,132.7 926.0 607.8
9.1x 13.8x
Pending Hellman & Friedman LLC Catalina Marketing Corp 1,623.9 1,559.1 158.3 119.0
10.3x 13.6x
Pending Pacific Equity Partners Veda Advantage Limited 759.0 641.2 55.7 47.6
& Merrill Lynch Global Private Equity
13.6x 15.9x
5/15/07 Equifax Inc TALX Corp 1,401.0 1,216.4 89.9 71.1
15.6x 19.7x
2/1/07 Alliance Data Systems Abacus Direct Corporation 435.0 435.0 38.1 ---
11.4x N/A
1/29/07 Publicis Groupe SA Digitas Inc 1,228.4 1,375.7 63.7 48.6
19.3x 25.3x
12/4/06 infoUSA Inc Opinion Research Corp 125.7 66.0 15.3 11.2
8.2x 11.2x
6/9/06 Alliance Data Systems CPC Associates 70.0 70.0 6.0 ---
11.7x N/A
6/9/06 Private Equity Consortium VNU N.V. 11,152.0 9,787.4 773.1 472.8
14.4x 23.6x
2/10/06 Investcorp International Inc. CCC Information Svcs Grp Inc 602.5 463.6 56.1 48.5
10.7x 12.4x
9/30/05 Alliance Data Systems Bigfoot Interactive 120.0 120.0 --- ---
N/A N/A
9/1/05 Reed Elsevier Plc Seisint 745.0 775.0 45.0 ---
16.6x N/A
8/11/05 Consortium of Investors SunGard Data Systems Inc 10,844.3 10,964.9 1,046.6 709.6
10.4x 15.3x
7/13/05 Hellman & Friedman LLC DoubleClick Inc 699.0 1,101.0 58.6 23.1
11.9x 30.3x
5/2/05 Intl. Business Machines Corp Ascential Software Corp 655.9 1,136.6 29.0 6.9
22.6x 95.4x
Maximum 34.4x 95.4x
Minimum 8.2  11.2
Mean 14.7x 25.1x
Median 11.9  15.9

Weighted Average Cost of Capital
(Dollars in Millions)
(a)  Source:  Ibbotson Associates' "Stocks, Bonds, Bills and Inflation 2007 Yearbook".
(b)  Defined as comparable mean unlevered beta * (1+((1-target's tax rate) * target's debt/equity)).
(c)  1 year levered beta relative to the S&P 500.  Source:  Bloomberg adjusted beta as of May 15, 2007.
(d)  Defined as current market capitalization.
(e)  Defined as levered beta / (1+((1-tax rate) * debt/equity)).
COST OF DEBT COST OF EQUITY
Cost of Debt 7.50%
Long-Term S&P 500 Equity Risk Premium (a)
7.10%
Tax Rate 38.00% Levered Beta (b) 1.12
Implied Market Risk Premium 7.93%
After-Tax Cost of Debt 4.65%
Plus: Applicable Equity Size Premium (See Below)
1.76%
Plus: Company-Specific Risk Premium 0.00%
WEIGHTED AVERAGE COST OF CAPITAL Implied Company Risk Premium 9.69%
Weight of Debt 28.31% Plus: Ten-Year Government Bond (5/15/07) 4.50%
After-Tax Cost of Debt 4.65% Cost of Equity 14.19%
Weight of Equity 71.69%
Cost of Equity 14.19%
Incremental Equity Size Premium (a)
Equity Size between $1,947 and  $7,777 million 0.97%
WACC 11.49% Equity Size between $627 and $1,947 million 1.76%
Equity Size below $627 million 3.88%
COMPARABLE COMPANY ANALYSIS
Levered Tax Total Equity Debt/ Percent Percent Unlevered
Company
Beta (c)
Rate Debt
Value (d)
Equity Debt Equity Beta (e)
Equifax Inc. 0.91 37.5% 857.4 $         6,114.4 $      14.0% 12.3% 87.7% 0.84
The Dun & Bradstreet Corporation 0.88 40.0% 484.2 5,840.2 8.3% 7.7% 92.3% 0.84
Alliance Data Systems Corporation 1.38 38.0% 1,406.8 5,097.4 27.6% 21.6% 78.4% 1.18
infoUSA Inc. 0.95 40.0% 272.0 559.3 48.6% 32.7% 67.3% 0.74
Comparable Mean 0.90
Acxiom 0.86 38.0% 755.8 1,913.8 39.5% 28.3% 71.7% 0.69

Discounted Cash Flow – Management Base Case
(Dollars in Millions, Except per Share)
For the Projected FYE March 31,
2008 2009 2010 2011
EBIT 189.0 $              221.1 $              267.7 $              320.3 $
Less Taxes @ 39.0% (73.7) (86.2) (104.4) (124.9)
Net Income Unlevered 115.3 134.8 163.3 195.4
Plus: D&A 203.1 190.4 176.1 172.9
Less: Capitalization of Deferred Expenses (54.1) (54.1) (54.1) (54.1)
Less: Development of Software (24.0) (15.0) (15.0) (15.0)
Less: Capital Expenditures (49.3) (53.1) (58.8) (64.3)
Less: Other Asset Expenditures (35.0) (35.0) (35.0) (35.0)
Plus: Gain on Sale of the Phoenix Facility 20.0 - - -
Less: Change in Net Working Capital (11.6) (6.4) (16.0) (23.4)
Total Unlevered Net Free Cash Flow 164.3 $              161.7 $              160.5 $              176.4 $
Assuming Discount Rates of:
Discounted to 3/31/07 11.0% 11.5% 12.0%
Present Value of Cash Flow 512.9 $              507.4 $              502.0 $
Terminal Value Multiple 11.0x 2,608.0 2,561.5 2,516.1
2011 Adj. EBITDA 359.9 $              11.5  2,726.5 2,677.9 2,630.4
12.0  2,845.1 2,794.4 2,744.8
Enterprise Value 11.0x 3,120.9 $           3,068.9 $           3,018.1 $
11.5  3,239.4 3,185.3 3,132.5
12.0  3,358.0 3,301.8 3,246.8
Less: Net Debt (3/31/07) (718.0) $             (718.0) $             (718.0) $
Plus: Option Proceeds 227.9 227.9 227.9
Equity Value 11.0x 2,630.7 $           2,578.8 $           2,527.9 $
11.5  2,749.2 2,695.2 2,642.3
12.0  2,867.8 2,811.6 2,756.7
Total Shares and “In the Money” Options Outstanding 89.9 89.9 89.9
Price per Share 11.0x 29.26 $              28.68 $              28.11 $
11.5  30.58 29.97 29.39
12.0  31.89 31.27 30.66

Discounted Cash Flow – Adjusted Management Base Case
(Dollars in Millions, Except per Share)
For the Projected FYE March 31,
2008 2009 2010 2011
EBIT 179.6 $               199.0 $               227.6 $               272.4 $
Less Taxes @ 39.0% (70.0)                   (77.6)                   (88.8)                   (106.2)
Net Income Unlevered 109.5                  121.4                  138.8                  166.2
Plus: D&A 203.1                  190.4                  176.1                  172.9
Less: Capitalization of Deferred Expenses (54.1)                   (54.1)                   (54.1)                   (54.1)
Less: Development of Software (24.0)                   (15.0)                   (15.0)                   (15.0)
Less: Capital Expenditures (49.3)                   (53.1)                   (58.8)                   (64.3)
Less: Other Asset Expenditures (35.0)                   (35.0)                   (35.0)                   (35.0)
Plus: Gain on Sale of the Phoenix Facility 20.0                      -                          -                          -
Less: Change in Net Working Capital (11.6)                   (6.4)                       (16.0)                   (23.4)
Total Unlevered Net Free Cash Flow 158.6 $               148.2 $               136.0 $               147.3 $
Assuming Discount Rates of:
Discounted to 3/31/07 11.0% 11.5% 12.0%
Present Value of Cash Flow 459.6 $               454.9 $               450.2 $
Terminal Value Multiple 11.0x 2,228.6               2,188.9               2,150.0
2011 Adj. EBITDA 307.6 $               12.0  2,431.2               2,387.9               2,345.5
13.0  2,633.8               2,586.8               2,541.0
Enterprise Value 11.0x 2,688.2 $            2,643.7 $            2,600.2 $
12.0  2,890.8               2,842.7               2,795.7
13.0  3,093.4               3,041.7               2,991.1
Less: Net Debt (3/31/07) (718.0) $              (718.0) $              (718.0) $
Plus: Option Proceeds 227.9                  227.9                  227.9
Equity Value 11.0x 2,198.0 $            2,153.6 $            2,110.0 $
12.0  2,400.6               2,352.5               2,305.5
13.0  2,603.2               2,551.5               2,501.0
Total Shares and "In the Money" Options Outstanding 89.9                      89.9                      89.9
Price per Share 11.0x 24.45 $               23.95 $               23.47 $
12.0  26.70                  26.16                  25.64
13.0  28.95                  28.38                  27.81

Management Cost Savings Opportunities
(Dollars in Millions, Except per Share)
For the Projected FYE March 31,
2008 2009 2010 2011 2012 2013
Labor Arbitrage / Efficiency Re-Engineering 3.1 $                11.7 $              21.1 $              28.4 $              50.9 $              91.1 $
% Realized 50.0% 50.0% 50.0% 50.0% 50.0% 50.0%
$ Realized 1.5                   5.9                   10.5                 14.2                 25.4                 45.6
Labor Arbitrage / Efficiency Re-Engineering Transition Impact (15.0)                -                      -                      -                      -                      -
Facilities Savings 0.9                   5.0                   6.4                   7.4                   7.4                   7.4
New Facility Cost
(50% of Facility Savings)
(0.5)                  (2.5)                  (3.2)                  (3.7)                  (3.7)                  (3.7)
Total Pre-Tax Savings (13.0)                8.4                   13.7                 17.9                 29.1                 49.2
Less Taxes @ 39.0% 5.1                   (3.3)                  (5.3)                  (7.0)                  (11.4)                (19.2)
Additional Impact (7.9) $               5.1 $                8.4 $                10.9 $              17.8 $              30.0 $
Assuming Discount Rates of:
Discounted to 3/31/07 11.0% 11.5% 12.0%
Present Value of Cash Flow 36.9 $              36.0 $              35.2 $
Perpetual Growth Rate: 0.0% 146.0               135.9               126.8
1.0% 162.2               150.4               139.7
2.0% 182.0               167.8               155.2
Enterprise Value 0.0% 182.9 $           172.0 $           162.0 $
1.0% 199.1               186.4               174.9
2.0% 218.9               203.9               190.4
Total Shares and "In the Money" Options Outstanding 89.9                 89.9                 89.9
Price per Share 0.0% 2.03 $              1.91 $              1.80 $
1.0% 2.21                 2.07                 1.95
2.0% 2.43                 2.27                 2.12